EXHIBIT A

To the Amended and Restated Investment Advisory Agreement

Between SSGA Funds Management, Inc. and SPDR® Series Trust

As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month. The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, amounts payable pursuant to any plan adopted in accordance with Rule 12b-1, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), acquired fund fees and expenses, litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
SPDR Portfolio S&P 1500 Composite Stock Market ETF	0.03%
SPDR Portfolio S&P 500 ETF	0.03%
SPDR Portfolio S&P 500 Growth ETF	0.04%
SPDR Portfolio S&P 600 Small Cap ETF	0.05%
SPDR Portfolio S&P 500 Value ETF	0.04%
SPDR Portfolio S&P 400 Mid Cap ETF	0.05%
SPDR Portfolio S&P 500 High Dividend ETF	0.07%
SPDR S&P 400 Mid Cap Growth ETF	0.15%
SPDR S&P 400 Mid Cap Value ETF	0.15%
SPDR S&P 600 Small Cap ETF	0.15%
SPDR S&P 600 Small Cap Growth ETF	0.15%
SPDR S&P 600 Small Cap Value ETF	0.15%
SPDR Global Dow ETF	0.50%
SPDR Dow Jones REIT ETF	0.25%
SPDR S&P Bank ETF	0.35%
SPDR S&P Capital Markets ETF	0.35%
SPDR S&P Insurance ETF	0.35%
SPDR NYSE Technology ETF	0.35%
SPDR S&P Dividend ETF	0.35%
SPDR S&P Aerospace & Defense ETF	0.35%
SPDR S&P Biotech ETF	0.35%
SPDR S&P Health Care Equipment ETF	0.35%
SPDR S&P Health Care Services ETF	0.35%
SPDR S&P Homebuilders ETF	0.35%
SPDR S&P Metals & Mining ETF	0.35%
SPDR S&P Oil & Gas Equipment & Services ETF	0.35%
SPDR S&P Oil & Gas Exploration & Production ETF	0.35%
SPDR S&P Pharmaceuticals ETF	0.35%
SPDR S&P Retail ETF	0.35%
SPDR S&P Semiconductor ETF	0.35%
SPDR S&P Software & Services ETF	0.35%
SPDR S&P Telecom ETF	0.35%
SPDR S&P Transportation ETF	0.35%
SPDR S&P Regional Banking ETF	0.35%
SPDR Bloomberg 1-3 Month T-Bill ETF	0.1345%

SPDR Portfolio Intermediate Term Treasury ETF	0.06%
SPDR Portfolio Long Term Treasury ETF	0.06%
SPDR Portfolio TIPS ETF	0.12%
SPDR Portfolio Aggregate Bond ETF	0.03%
SPDR Nuveen Bloomberg Municipal Bond ETF	0.23%
SPDR Bloomberg International Treasury Bond ETF	0.35%
SPDR Nuveen Bloomberg Short Term Municipal Bond ETF	0.20%
SPDR Bloomberg High Yield Bond ETF	0.40%
SPDR FTSE International Government Inflation-Protected Bond ETF	0.50%
SPDR Bloomberg Short Term International Treasury Bond ETF	0.35%
SPDR Portfolio Intermediate Term Corporate Bond ETF	0.04%
SPDR Portfolio Long Term Corporate Bond ETF	0.04%
SPDR Bloomberg Convertible Securities ETF	0.40%
SPDR Portfolio Mortgage Backed Bond ETF	0.04%
SPDR ICE Preferred Securities ETF	0.45%
SPDR Portfolio Short Term Corporate Bond ETF	0.04%
SPDR Bloomberg International Corporate Bond ETF	0.50%
SPDR Bloomberg Emerging Markets Local Bond ETF	0.30%
SPDR Portfolio Corporate Bond ETF	0.03%
SPDR Nuveen Bloomberg High Yield Municipal Bond ETF	0.35%
SPDR Portfolio Short Term Treasury ETF	0.06%
SPDR Bloomberg Investment Grade Floating Rate ETF	0.15%
SPDR Bloomberg Short Term High Yield Bond ETF	0.40%
SPDR Portfolio High Yield Bond ETF	0.10%
SPDR S&P 1500 Value Tilt ETF	0.12%
SPDR S&P 1500 Momentum Tilt ETF	0.12%
SPDR SSGA US Large Cap Low Volatility Index ETF	0.12%
SPDR SSGA US Small Cap Low Volatility Index ETF	0.12%
SPDR Bloomberg 1-10 Year TIPS ETF	0.15%
SPDR MSCI USA StrategicFactors ETF	0.15%
SPDR S&P 500 Fossil Fuel Reserves Free ETF	0.20%
SPDR Russell 1000 Yield Focus ETF	0.20%
SPDR Russell 1000 Momentum Focus ETF	0.20%
SPDR Russell 1000 Low Volatility Focus ETF	0.20%
SPDR FactSet Innovative Technology ETF	0.45%
SPDR SSGA Gender Diversity Index ETF	0.20%
SPDR S&P Internet ETF	0.35%
SPDR S&P Kensho Intelligent Structures ETF	0.45%
SPDR S&P Kensho Smart Mobility ETF	0.45%
SPDR S&P Kensho Future Security ETF	0.45%
SPDR S&P Kensho Clean Power ETF	0.45%
SPDR S&P Kensho Final Frontiers ETF	0.45%
SPDR S&P Kensho New Economies Composite ETF	0.20%
SPDR S&P 500 ESG ETF	0.10%
SPDR Bloomberg 3-12 Month T-Bill ETF	0.1345%
SPDR Bloomberg SASB Corporate Bond ESG Select ETF	0.12%
SPDR Bloomberg Emerging Markets USD Bond ETF	0.23%

Dated:    December 1, 2021

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